SIMON®

3Q 2024 SUPPLEMENTAL

THE FORUM SHOPS
SUSHI ROKU
SUSHI ROKU

SAINT LAURENT

SOUTHPARK

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2024 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Third Quarter 2024 Results, Affirms Full Year 2024
Guidance and Raises Quarterly Dividend
INDIANAPOLIS, November 1, 2024 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2024.
“We are pleased with our quarterly results highlighted by strong financial and operational performance, the very successful openings of Tulsa Premium Outlets and the expansion of Busan Premium Outlets,” said David Simon, Chairman, Chief Executive Officer and President. “Today we are pleased to raise our dividend for the fourth consecutive quarter, to $2.10 per share, a year-over-year increase of 10.5%.”
Results for the Quarter
•
Net income attributable to common stockholders was $475.2 million, or $1.46 per diluted share, as compared to $594.1 million, or $1.82 per diluted share in 2023.

 –
Net income for the third quarter of 2024 includes a non-cash net loss of  $49.3 million, or $0.13 per diluted share, due to a mark-to-market in fair value adjustment of the Klépierre exchangeable bonds the Company issued in November 2023.

 –
Net income for the third quarter of 2023 included non-cash after-tax gains of  $118.1 million, or $0.32 per diluted share primarily due to the partial sale of the Company’s ownership interest in its SPARC Group joint venture (“SPARC”).

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.144 billion, or $3.05 per diluted share as compared to $1.091 billion, or $2.91 per diluted share in the prior year, an increase of 4.8% year-over-year.

•
Funds From Operations (“FFO”) was $1.067 billion, or $2.84 per diluted share as compared to $1.201 billion, or $3.20 per diluted share in the prior year, inclusive of the $0.13 per diluted share loss in the current period and the $0.32 per diluted share gains in the prior year period mentioned above.

•
Domestic property Net Operating Income (“NOI”) increased 5.4% and portfolio NOI increased 5.0% compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.700 billion, or $5.22 per diluted share, as compared to $1.532 billion, or $4.68 per diluted share in 2023.

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EARNINGS RELEASE
 –
Net income for the nine months of 2024 includes an after-tax gain of  $311.1 million, or $0.83 per diluted share from the sale of the Company’s remaining ownership interest in Authentic Brands Group in the first quarter and a non-cash net loss of  $54.1 million, or $0.14 per diluted share due to a mark-to-market in fair value adjustments of the Klépierre exchangeable bonds.

 –
Net income for the nine months of 2023 included non-cash after-tax gains of  $145.5 million or $0.39 per diluted share due to the gain in SPARC referenced above and a dilution of our ownership interest in Authentic Brands Group.

•
Real Estate FFO was $3.335 billion, or $8.90 per diluted share as compared to $3.201 billion, or $8.55 per diluted share in the prior year, an increase of 4.1% year-over-year.

•
FFO was $3.488 billion, or $9.30 per diluted share as compared to $3.304 billion, or $8.82 per diluted share in the prior year, inclusive of the items referenced above.

•
Domestic property NOI increased 4.8% and portfolio NOI increased 4.6% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at September 30, 2024 was 96.2%, a 1.0% increase compared to 95.2% at September 30, 2023.

•
Base minimum rent per square foot was $57.71 at September 30, 2024, compared to $56.41 at September 30, 2023, an increase of 2.3%.

•
Reported retailer sales per square foot was $737 for the trailing 12 months ended September 30, 2024.

Development Activity
On August 15th, Tulsa Premium Outlets (Jenks, Oklahoma) opened with 338,000 square feet featuring a dynamic mix of merchandise, amenities and experiences. Simon owns 100% of this center.
On September 12th, the 184,000 square-foot, phase two expansion of Busan Premium Outlets (Busan, South Korea) opened featuring new fashion and sports brands, in vogue food and beverage brands and ample gathering and green spaces. Simon owns 50% of this center.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed a senior notes offering totaling $1.0 billion with a term of 10 years and 4.75% coupon.
The Company also amended and extended its $3.5 billion unsecured multi-currency revolving credit facility. The facility will initially mature on January 31, 2029 and at our sole option, can be extended for an additional year to January 31, 2030. Based upon the Company’s current credit ratings, the interest on the new revolver for U.S. Dollar borrowings is unchanged at SOFR plus 82.5 basis points (inclusive of a 10 basis point SOFR spread adjustment).
During the first nine months, the Company completed 14 non-recourse mortgage loans totaling approximately $1.3 billion (U.S. dollar equivalent), of which Simon’s share was $651 million. The weighted average interest rate on these loans was 6.13%.
As of September 30, 2024, Simon had approximately $11.1 billion of liquidity consisting of  $3.0 billion of cash on hand, including its share of joint venture cash, and $8.1 billion of available capacity under its revolving credit facilities.

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Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.10 for the fourth quarter of 2024. This is an increase of  $0.20, or 10.5% year-over-year. The dividend will be payable on December 30, 2024 to shareholders of record on December 9, 2024.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 30, 2024 to shareholders of record on December 16, 2024.
2024 Guidance
The Company currently estimates net income to be within a range of  $7.18 to $7.28 per diluted share and FFO to be within a range of  $12.80 to $12.90 per diluted share, excluding the $0.14 per diluted share of unrealized losses in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net for the year ending December 31, 2024.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to FFO per diluted share:
For the year ending December 31, 2024
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$7.18	$7.28
Depreciation and amortization including Simon’s share of unconsolidated entities	5.50	5.50
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net	(0.02)	(0.02)
Estimated FFO per diluted share	$12.66	$12.76
Unrealized losses in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net	0.14	0.14
Estimated FFO per diluted share, excluding unrealized losses in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net	$12.80	$12.90
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 10:00 a.m. to 11:00 a.m. Eastern Time, Friday, November 1, 2024. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 8, 2024. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13749300.
Supplemental Materials and Website
Supplemental information on our third quarter 2024 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

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We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real estate FFO is FFO of the operating partnership less other platform investments and gain on disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

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About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE:
Lease income	$1,339,824	$1,298,737	$3,958,236	$3,801,880
Management fees and other revenues	33,461	30,055	96,103	92,511
Other income	107,425	82,156	327,227	237,007
Total revenue	1,480,710	1,410,948	4,381,566	4,131,398
EXPENSES:
Property operating	141,114	136,541	398,520	366,553
Depreciation and amortization	320,365	315,259	937,749	941,851
Real estate taxes	93,999	115,456	299,848	338,452
Repairs and maintenance	23,019	22,660	73,272	67,837
Advertising and promotion	34,138	28,809	101,046	86,713
Home and regional office costs	53,351	47,679	164,556	154,505
General and administrative	9,171	9,070	29,141	28,235
Other	37,784	41,240	120,384	132,369
Total operating expenses	712,941	716,714	2,124,516	2,116,515
OPERATING INCOME BEFORE OTHER ITEMS	767,769	694,234	2,257,050	2,014,883
Interest expense	(226,424)	(212,210)	(678,382)	(629,725)
Gain on disposal, exchange, or revaluation of equity interests, net	—	158,192	414,769	194,629
Income and other tax expense	(2,605)	(43,218)	(55,170)	(40,252)
Income from unconsolidated entities	58,504	95,480	66,375	207,835
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(49,345)	(6,175)	(54,132)	20,049
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(1,228)	(5,541)	6,752	(9,897)
CONSOLIDATED NET INCOME	546,671	680,762	1,957,262	1,757,522
Net income attributable to noncontrolling interests	70,676	85,789	254,431	222,710
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$475,161	$594,139	$1,700,328	$1,532,309
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.46	$1.82	$5.22	$4.68

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2024	December 31, 2023
ASSETS:
Investment properties, at cost	$39,939,215	$39,285,138
Less – accumulated depreciation	18,625,523	17,716,788
	21,313,692	21,568,350
Cash and cash equivalents	2,170,102	1,168,991
Short-term investments	300,000	1,000,000
Tenant receivables and accrued revenue, net	767,756	826,126
Investment in TRG, at equity	2,870,048	3,049,719
Investment in Klépierre, at equity	1,463,679	1,527,872
Investment in other unconsolidated entities, at equity	2,628,159	3,540,648
Right-of-use assets, net	521,386	484,073
Deferred costs and other assets	1,241,096	1,117,716
Total assets	$33,275,918	$34,283,495
LIABILITIES:
Mortgages and unsecured indebtedness	$25,417,558	$26,033,423
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,619,747	1,693,248
Cash distributions and losses in unconsolidated entities, at equity	1,733,935	1,760,922
Dividend payable	2,069	1,842
Lease liabilities	522,091	484,861
Other liabilities	658,282	621,601
Total liabilities	29,953,682	30,595,897
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	182,879	195,949
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,860	41,106
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,945,839 and 342,895,886 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,343,428	11,406,236
Accumulated deficit	(6,358,449)	(6,095,576)
Accumulated other comprehensive loss	(206,340)	(172,787)
Common stock held in treasury, at cost, 16,675,701 and 16,983,364 shares, respectively	(2,106,396)	(2,156,178)
Total stockholders’ equity	2,713,136	3,022,834
Noncontrolling interests	426,221	468,815
Total equity	3,139,357	3,491,649
Total liabilities and equity	$33,275,918	$34,283,495

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE:
Lease income	$763,185	$743,388	$2,257,101	$2,212,197
Other income	92,151	129,021	277,915	357,261
Total revenue	855,336	872,409	2,535,016	2,569,458
OPERATING EXPENSES:
Property operating	171,027	165,406	494,210	475,364
Depreciation and amortization	155,472	159,560	473,394	483,361
Real estate taxes	56,683	63,607	180,967	192,550
Repairs and maintenance	17,382	19,034	55,016	55,452
Advertising and promotion	20,098	19,188	63,292	58,702
Other	53,225	63,696	161,735	180,213
Total operating expenses	473,887	490,491	1,428,614	1,445,642
OPERATING INCOME BEFORE OTHER ITEMS	381,449	381,918	1,106,402	1,123,816
Interest expense	(176,583)	(172,523)	(532,692)	(508,230)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	19,395	—	20,529
NET INCOME	$204,866	$228,790	$573,710	$636,115
Third-Party Investors’ Share of Net Income	$104,298	$124,272	$291,517	$329,338
Our Share of Net Income	100,568	104,518	282,193	306,777
Amortization of Excess Investment (A)	(14,404)	(14,933)	(43,564)	(44,781)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	—	—	(454)
Income from Unconsolidated Entities (B)	$86,164	$89,585	$238,629	$261,542

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2024	December 31, 2023
Assets:
Investment properties, at cost	$19,550,692	$19,315,578
Less – accumulated depreciation	9,183,068	8,874,745
	10,367,624	10,440,833
Cash and cash equivalents	1,260,075	1,372,377
Tenant receivables and accrued revenue, net	503,076	505,933
Right-of-use assets, net	117,035	126,539
Deferred costs and other assets	566,932	537,943
Total assets	$12,814,742	$12,983,625
Liabilities and Partners’ Deficit:
Mortgages	$14,104,896	$14,282,839
Accounts payable, accrued expenses, intangibles, and deferred revenue	974,080	1,032,217
Lease liabilities	107,418	116,535
Other liabilities	380,694	368,582
Total liabilities	15,567,088	15,800,173
Preferred units	67,450	67,450
Partners’ deficit	(2,819,796)	(2,883,998)
Total liabilities and partners’ deficit	$12,814,742	$12,983,625
Our Share of:
Partners’ deficit	$(1,194,144)	$(1,258,809)
Add: Excess Investment (A)	1,109,624	1,173,852
Our net Investment in unconsolidated entities, at equity	$(84,520)	$(84,957)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated Net Income (D)	$546,671	$680,762	$1,957,262	$1,757,522
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	316,593	313,053	926,582	933,669
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	209,225	207,607	630,460	622,258
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	1,228	5,541	(6,752)	9,897
Net loss attributable to noncontrolling interest holders in properties	1,047	1,149	1,733	751
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(6,820)	(6,045)	(17,416)	(16,255)
Preferred distributions and dividends	(1,239)	(1,313)	(3,772)	(3,939)
FFO of the Operating Partnership	$1,066,705	$1,200,754	$3,488,097	$3,303,903
FFO of the Operating Partnership	$1,066,705	$1,200,754	$3,488,097	$3,303,903
Gain on disposal, exchange, or revaluation of equity interests, net of tax	—	(118,138)	(311,077)	(145,466)
Other platform investments, net of tax	28,306	1,969	104,089	62,647
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	49,345	6,175	54,132	(20,049)
Real Estate FFO	$1,144,356	$1,090,760	$3,335,241	$3,201,035
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.46	$1.82	$5.22	$4.68
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.37	1.37	4.10	4.11
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.01	0.01	(0.02)	0.03
Diluted FFO per share	$2.84	$3.20	$9.30	$8.82
Gain on disposal, exchange, or revaluation of equity interests, net of tax	—	(0.32)	(0.83)	(0.39)
Other platform investments, net of tax	0.08	0.01	0.29	0.17
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	0.13	0.02	0.14	(0.05)
Real Estate FFO per share	$3.05	$2.91	$8.90	$8.55
	4.8%		4.1%
Details for per share calculations:
FFO of the Operating Partnership	$1,066,705	$1,200,754	$3,488,097	$3,303,903
Diluted FFO allocable to unitholders	(139,191)	(152,599)	(454,729)	(418,135)
Diluted FFO allocable to common stockholders	$927,514	$1,048,155	$3,033,368	$2,885,768
Basic and Diluted weighted average shares outstanding	326,158	327,159	326,036	327,101
Weighted average limited partnership units outstanding	48,939	47,658	48,876	47,396
Basic and Diluted weighted average shares and units outstanding	375,097	374,817	374,912	374,497
Basic and Diluted FFO per Share	$2.84	$3.20	$9.30	$8.82
Percent Change	-11.3%		5.4%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $7.8 million and $3.2 million for the three months ended September 30, 2024 and 2023, respectively, and $15.3 million and $7.8 million for the nine months ended September 30, 2024 and 2023, respectively.

 –
Straight-line adjustments increased (decreased) income by $3.7 million and $1.4 million for the three months ended September 30, 2024 and 2023, respectively, and ($5.1) million and ($10.4) million for the nine months ended September 30, 2024 and 2023, respectively.

 –
Amortization of fair market value of leases increased income by $0.1 million and $0.0 million for the three months ended September 30, 2024 and 2023, respectively, and $0.4 million and $0.2 million for the nine months ended September 30, 2024 and 2023, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2024, we owned or had an interest in 231 properties comprising 184 million square feet in North America, Asia and Europe. We also owned an 84% interest in The Taubman Realty Group, or TRG, which owns 22 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at September 30, 2024, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2024 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2024 SUPPLEMENTAL	13

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	17%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.3X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	290%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2024 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Financial Highlights
Total Revenue – Consolidated Properties	$1,480,710	$1,410,948	$4,381,566	$4,131,398
Consolidated Net Income	$546,671	$680,762	$1,957,262	$1,757,522
Net Income Attributable to Common Stockholders	$475,161	$594,139	$1,700,328	$1,532,309
Basic and Diluted Earnings per Common Share (EPS)	$1.46	$1.82	$5.22	$4.68
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,144,356	$1,090,760	$3,335,241	$3,201,035
Basic and Diluted Real Estate FFO per Share	$3.05	$2.91	$8.90	$8.55
Funds from Operations (FFO) of the Operating Partnership	$1,066,705	$1,200,754	$3,488,097	$3,303,903
Basic and Diluted FFO per Share (FFOPS)	$2.84	$3.20	$9.30	$8.82
Dividends/Distributions per Share/Unit	$2.05	$1.90	$6.00	$5.55
	AS OF SEPTEMBER 30, 2024	AS OF DECEMBER 31, 2023
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	49,195	48,914
Common Shares Outstanding at end of period	326,278	325,920
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,473	374,834
Weighted Average Limited Partnership Units Outstanding	48,876	47,782
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS, Real Estate FFO per Share and FFOPS	326,036	326,808
Equity Market Capitalization
Common Stock Price at end of period	$169.02	$142.64
Common Equity Capitalization, including Limited Partnership Units	$63,462,491	$53,466,356
Preferred Equity Capitalization, including Limited Partnership Preferred Units	66,542	70,296
Total Equity Market Capitalization	$63,529,033	$53,536,652

3Q 2024 SUPPLEMENTAL	15

Net Operating Income (NOI) Composition (1)
For the Nine Months Ended September 30, 2024
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

3Q 2024 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	For the Three Months Ended September 30,		% Growth	For the Nine Months Ended September 30,		% Growth
	2024	2023		2024	2023

Domestic Property NOI (1)	$1,366,842	$1,297,293	5.4%	$4,031,773	$3,848,681	4.8%
International Properties (2)	79,325	80,013		230,775	226,603

Portfolio NOI	$1,446,167	$1,377,306	5.0%	$4,262,548	$4,075,284	4.6%
NOI from Other Platform Investments (3)	(7,568)	14,774		(84,089)	14,145
NOI from Investments (4)	64,093	63,559		172,555	169,948
Corporate and Other NOI Sources (5)	79,832	93,715		235,258	223,379

Beneficial interest of Combined NOI	$1,582,524	$1,549,354		$4,586,272	$4,482,756

(1)
All properties in North America (including TRG’s 18 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown). For the nine months ended September 30, 2024, includes charges of  $18.9 million related to SPARC Group and $14.3 million related to J.C. Penney. For the nine months ended September 30, 2023, includes our share of a bargain purchase gain of  $27.1 million related to Reebok.

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

3Q 2024 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$546,671	$680,762	$1,957,262	$1,757,522
Income and other tax expense	2,605	43,218	55,170	40,252
Gain on disposal, exchange, or revaluation of equity interests, net	—	(158,192)	(414,769)	(194,629)
Interest expense	226,424	212,210	678,382	629,725
Income from unconsolidated entities	(58,504)	(95,480)	(66,375)	(207,835)
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	49,345	6,175	54,132	(20,049)
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	1,228	5,541	(6,752)	9,897
Operating Income Before Other Items	767,769	694,234	2,257,050	2,014,883
Depreciation and amortization	320,365	315,259	937,749	941,851
Home and regional office costs	53,351	47,679	164,556	154,505
General and administrative	9,171	9,070	29,141	28,235
Other expenses	—	—	21	—
NOI of consolidated entities	$1,150,656	$1,066,242	$3,388,517	$3,139,474
Less: Noncontrolling interest partners share of NOI	(8,292)	(7,918)	(24,144)	(22,562)
Beneficial NOI of consolidated entities	$1,142,364	$1,058,324	$3,364,373	$3,116,912
Reconciliation of NOI of unconsolidated entities:
Net Income	$204,866	$228,790	$573,710	$636,115
Interest expense	176,583	172,523	532,692	508,230
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	(19,395)	—	(20,529)
Operating Income Before Other Items	381,449	381,918	1,106,402	1,123,816
Depreciation and amortization	155,472	159,560	473,394	483,361
Other expenses	6	—	6	—
NOI of unconsolidated entities	$536,927	$541,478	$1,579,802	$1,607,177
Less: Joint Venture partners share of NOI	(282,105)	(282,640)	(829,548)	(839,316)
Beneficial NOI of unconsolidated entities	$254,822	$258,838	$750,254	$767,861
Add: Beneficial interest of NOI from TRG	128,813	123,164	380,222	359,178
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	56,525	109,028	91,423	238,805
Beneficial interest of Combined NOI	$1,582,524	$1,549,354	$4,586,272	$4,482,756

(1)
See footnotes 3 and 4 on prior page.

3Q 2024 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30, 2024	NINE MONTHS ENDED SEPTEMBER 30, 2024
FFO of the Operating Partnership	$1,066,705	$3,488,097
Non-cash impacts to FFO (1)	63,079	112,317
FFO of the Operating Partnership excluding non-cash impacts	1,129,784	3,600,414
Tenant allowances	(54,126)	(176,711)
Operational capital expenditures	(70,630)	(147,838)
Funds available for distribution	$1,005,028	$3,275,865

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2024	NINE MONTHS ENDED SEPTEMBER 30, 2024
Deductions:
Fair value of debt amortization	(263)	(801)
Fair market value of lease amortization	(131)	(437)
Additions:
Straight-line lease (income) loss	(3,713)	5,080
Stock based compensation expense	9,794	29,592
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	49,345	54,132
Write-off of pre-development costs	3	24
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	8,044	24,727
	$63,079	$112,317
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2024 SUPPLEMENTAL	19

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2024	2023	2024	2023
Lease Income
Fixed lease income (1)	$1,093,064	$1,041,999	$3,234,501	$3,078,043
Variable lease income (2)	246,760	256,738	723,735	723,837
Total Lease Income	$1,339,824	$1,298,737	$3,958,236	$3,801,880
Other Income
Interest, dividend and distribution income (3)	$42,536	$15,126	$125,669	$48,111
Lease settlement income	1,422	981	9,719	9,074
Gains on land sales	7,826	3,215	15,304	5,862
Mixed-use and franchise operations income	17,211	25,701	59,888	68,696
Other (4)	38,430	37,133	116,647	105,264
Total Other Income	$107,425	$82,156	$327,227	$237,007
Other Expense
Ground leases	$11,678	$11,357	$36,971	$35,133
Mixed-use and franchise operations expense	15,328	23,334	52,986	66,903
Professional fees and other	10,778	6,549	30,427	30,333
Total Other Expense	$37,784	$41,240	$120,384	$132,369
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$86,164	$89,585	$238,629	$261,542
Share of Klépierre net income, net of amortization of excess investment	13,331	22,122	50,341	52,745
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	(28,009)	11,194	(161,857)	(39,315)
Share of TRG net loss including amortization of excess investment	(12,982)	(27,421)	(60,738)	(67,137)
Total Income from Unconsolidated Entities	$58,504	$95,480	$66,375	$207,835
Capitalized Interest
Our Share of Consolidated Properties	$9,013	$14,222	$27,773	$32,859
Our Share of Joint Venture Properties	$142	$382	$314	$818

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

3Q 2024 SUPPLEMENTAL	20

OPERATING INFORMATION
	AS OF SEPTEMBER 30,
	2024	2023
U.S. Malls and Premium Outlets
Total Number of Properties	163	162
Total Square Footage of Properties (in millions)	136.9	136.6
Ending Occupancy (1):
Consolidated Assets	96.2%	95.2%
Unconsolidated Assets	96.2%	95.2%
Total Portfolio	96.2%	95.2%
Base Minimum Rent PSF (2):
Consolidated Assets	$56.18	$55.17
Unconsolidated Assets	$62.04	$59.86
Total Portfolio	$57.71	$56.41
U.S. TRG
Total Number of Properties	18	20
Total Square Footage of Properties (in millions)	17.9	20.4
Ending Occupancy (1)	94.2%	93.4%
Base Minimum Rent PSF (2)	$66.74	$61.83
	AS OF SEPTEMBER 30,
	2024	2023
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy (3)	98.6%	97.4%
Base Minimum Rent PSF (2)	$37.56	$35.94
International Properties (4)
Premium Outlets
Total Number of Properties	23	23
Total Square Footage of Properties (in millions)	8.9	8.7
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

3Q 2024 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	1,493	5,502,608	$58.55	5.8%
2024 (10/1/24 – 12/31/24)	335	933,002	$71.33	1.2%
2025	2,738	10,000,853	$60.65	10.8%
2026	2,591	10,250,986	$56.63	9.2%
2027	2,231	8,557,154	$62.07	9.4%
2028	1,668	7,703,283	$65.91	9.0%
2029	1,545	6,700,805	$64.54	7.5%
2030	723	3,517,999	$75.53	4.5%
2031	439	2,219,046	$73.30	2.9%
2032	475	1,749,985	$94.08	3.0%
2033	594	2,271,828	$98.14	3.9%
2034	466	1,816,098	$86.97	2.8%
2035 and Thereafter	745	3,264,579	$53.80	2.8%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,238	5,998,389	$17.32	1.9%
Anchors
Month to Month Leases	2	263,650	$2.52	0.0%
2025	5	390,285	$6.34	0.0%
2026	17	1,795,117	$5.21	0.2%
2027	13	1,765,268	$5.32	0.2%
2028	16	1,986,210	$5.73	0.2%
2029	16	1,609,390	$6.67	0.2%
2030	18	1,835,708	$8.09	0.2%
2031	6	427,004	$9.71	0.1%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.2%
2034	6	511,555	$18.05	0.1%
2035 and Thereafter	27	2,519,868	$16.39	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2023 consolidated and joint venture combined base rental revenue.

3Q 2024 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	283	3,044	1.8%	2.8%
Knitwell Group	444	2,015	1.2%	1.8%
Tapestry	220	939	0.5%	1.7%
Signet Jewelers	347	498	0.3%	1.6%
Victoria’s Secret & Co.	131	1,116	0.6%	1.5%
American Eagle Outfitters	220	1,386	0.8%	1.4%
Capri Holdings	134	542	0.3%	1.4%
VF Corporation	200	881	0.5%	1.4%
LVMH Fashion	119	457	0.3%	1.3%
PVH Corporation	145	1,094	0.6%	1.3%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.0%	0.3%
Dillard’s	35	6,377	3.7%	*
Nordstrom	24	4,103	2.4%	0.1%
Dick’s Sporting Goods	36	2,753	1.6%	0.6%
Neiman Marcus	12	1,458	0.8%	0.1%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Von Maur	7	892	0.5%	*
Hudson’s Bay	7	823	0.5%	0.1%

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2024 SUPPLEMENTAL	23

CAPITAL EXPENDITURES (1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$62,465	$32,009	$16,005
Redevelopment projects with incremental square footage and/or anchor replacement	217,220	156,763	77,537
Redevelopment projects with no incremental square footage	9,809	15,315	7,973
Subtotal new development and redevelopment projects	289,494	204,087	101,515
Tenant allowances	137,783	81,266	38,928
Operational capital expenditures (CAM and non-CAM)	104,956	95,977	42,882
Totals	$532,233	$381,330	$183,325
Conversion from accrual to cash basis	5,481	37,966	18,252
Capital Expenditures for the Nine Months Ended 9/30/24 (2)	$537,714	$419,296	$201,577
Capital Expenditures for the Nine Months Ended 9/30/23 (2)	$614,994	$304,562	$143,538

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2024 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2024
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2024 INVESTMENT THRU Q3 2024	FORECASTED INVESTMENT Q4 2024	FORECASTED INVESTMENT FY 2024	FORECASTED INVESTMENT FY 2025	FORECASTED TOTAL INVESTMENT FY 2024 - 2025
Malls
Redevelopments	$997,090	8%	$206,117	$129,992	$336,109	$345,650	$681,759
Premium Outlets
New Developments	$188,577	8%	$54,539	$29,355	$83,894	$36,051	$119,945
Redevelopments	$64,050	10%	$29,392	$13,042	$42,434	$2,500	$44,934
The Mills
Redevelopments	$17,117	13%	$1,688	$5,004	$6,692	$9,143	$15,835
Total Investment (1)	$1,266,834	8%	$291,736	$177,393	$469,129	$393,344	$862,473
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(216,114)		$(58,028)	$(25,322)	$(83,350)	$(42,677)	$(126,027)
Total Net Cash Investment	$1,050,720		$233,708	$152,071	$385,779	$350,667	$736,446
Notes:
(1)
Does not include TRG

3Q 2024 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2023 through September 30, 2024
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2023	325,920,522	48,913,717
Activity During the First Six Months of 2024
Redemption of Limited Partnership Units for Cash	—	(280,350)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	192,740	209,784
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(69,879)
Number Outstanding at June 30, 2024	326,043,383	48,843,151
Third Quarter Activity
Exchange of Limited Partnership Units for Common Stock	55,000	(55,000)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	179,755	406,976
Number Outstanding at September 30, 2024	326,278,138	49,195,127
Number of Limited Partnership Units and Common Shares at September 30, 2024	375,473,265
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2024
($ in 000's, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	155,373	$100.00	$23,037	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2024 was $64.00 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2024 SUPPLEMENTAL	26

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
32.2
30.9
30.2
29.7
28.6
18.8
19.4
18.8
18.6
17.2
13.4
11.5
11.4
11.1
11.4
2020
2021
2022
2023
9/30/2024

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2
5.0
4.8
4.3
4.3
2020
2021(3)
2022(3)
2023(3)
TTM 9/30/2024(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.3
5.8
5.8
5.4
5.8
2020
2021(3)
2022(3)
2023(3)
TTM 9/30/2024(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
66%
49%
58%
60%
61%
2020
2021
2022
2023
TTM 9/30/2024

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.14%
3.03%
3.43%
3.70%
3.82%
2020
2021
2022
2023
9/30/2024

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.6
7.1
6.7
7.2
7.1
2020
2021
2022
2023
9/30/2024

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

3Q 2024 SUPPLEMENTAL	27

SUMMARY OF INDEBTEDNESS (1)
As of September 30, 2024
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,677,024	$4,500,055	3.92%	2.4
Floating Rate Debt (Swapped to Fixed)	215,407	196,768	4.65%	3.2
Floating Rate Debt (Hedged) (2)	89,289	65,877	4.80%	0.7
Variable Rate Debt	133,201	117,701	6.66%	1.8
Total Mortgage Debt	5,114,921	4,880,401	4.03%	2.4
Unsecured Debt
Fixed Rate	20,132,202	20,132,202	3.48%	9.4
Revolving Credit Facility – USD Currency	305,000	305,000	5.22%	3.7
Revolving Credit Facility – EUR Currency	20,089	20,089	4.24%	3.7
Total Revolving Credit Facilities	325,089	325,089	5.16%	3.7
Total Unsecured Debt	20,457,291	20,457,291	3.50%	9.3
Premium	8,098	8,098
Discount	(83,777)	(83,777)
Debt Issuance Costs	(139,570)	(138,544)
Other Debt Obligations	60,595	60,595
Consolidated Mortgages and Unsecured Indebtedness (2)	$25,417,558	$25,184,064	3.61%	8.0
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,214,644	$5,324,510	4.50%	3.8
Floating Rate Debt (Swapped to Fixed)	780,407	339,887	4.82%	2.9
Floating Rate Debt (Hedged)(2)	1,055,000	493,376	5.60%	2.1
Variable Rate Debt	761,799	323,974	6.15%	2.1
TMLP Debt (3)	324,573	13,893	—	—
Total Mortgage Debt	14,136,423	6,495,640	4.68%	3.6
Debt Issuance Costs	(31,527)	(15,067)
Joint Venture Mortgages and Other Indebtedness (2)	$14,104,896	$6,480,573	4.68%	3.6
Our Share of Total Indebtedness		$31,664,637	3.82%	7.1
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	99.2%	$24,983,778	3.59%	8.1
Variable	0.8%	200,286	5.82%	1.6
	100.0%	25,184,064	3.61%	8.0
Joint Venture
Fixed	87.4%	$5,666,366	4.52%	3.8
Variable	12.6%	814,207	5.81%	2.1
	100.0%	6,480,573	4.68%	3.6
Total Debt		$31,664,637
Total Fixed Debt	96.8%	$30,650,144	3.76%	7.2
Total Variable Debt	3.2%	$1,014,493	5.82%	2.0
Total Variable Debt Inclusive of In-the Money-Caps	1.4%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

3Q 2024 SUPPLEMENTAL	28

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) (1)
As of September 30, 2024
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2024	$900,000	3.38%	$116,410	3.85%	$217,580	4.26%	$1,233,990	3.57%
2025	1,658,050	2.74%	928,174	3.67%	1,249,972	4.27%	3,836,196	3.46%
2026	2,387,076	3.35%	2,479,691	4.14%	1,399,003	4.46%	6,265,770	3.91%
2027	2,050,000	2.84%	392,191	4.44%	1,121,347	4.35%	3,563,538	3.50%
2028	1,125,089	2.73%	78,946	5.02%	828,910	4.35%	2,032,945	3.49%
2029	1,250,000	2.45%	536,399	3.44%	78,712	3.33%	1,865,111	2.80%
2030	750,000	2.65%	—	—	232,054	3.12%	982,054	2.91%
2031	700,000	2.20%	226,821	3.20%	95,012	4.47%	1,021,833	2.62%
2032	1,400,000	2.45%	—	—	342,847	5.23%	1,742,847	3.07%
2033	1,487,076	3.04%	121,769	6.46%	587,200	6.78%	2,196,045	4.26%
2034	1,500,000	5.25%	—	—	332,147	6.12%	1,832,147	5.41%
Thereafter	5,250,000	4.71%	—	—	10,856	4.46%	5,260,856	4.71%
Face Amounts of Indebtedness	$20,457,291	3.50%	$4,880,401	4.03%	$6,495,640	4.68%	$31,833,332	3.82%
Premiums (Discounts) on Indebtedness, Net	(77,313)		1,634		—		(75,679)
Debt Issuance Costs	(127,238)		(11,306)		(15,067)		(153,611)
Other Debt Obligations	—		60,595		—		60,595
Our Share of Total Indebtedness	$20,252,740		$4,931,324		$6,480,573		$31,664,637

(1)
Does not include TRG.

3Q 2024 SUPPLEMENTAL	29

Unsecured Debt Information
As of September 30, 2024
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(8)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	10/1/2024	(7)	3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed	558,050(1)
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%	Fixed	837,076(3)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)(5)	5.22%	Fixed	305,000
Revolving Credit Facility – EUR Currency	6/30/2028	(5)	4.24%	Variable	20,089
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	837,076(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%	Fixed	500,000
Total Unsecured Indebtedness at Face Value					$20,457,291(6)

(1)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at a common stock price of €27.1552.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2025, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

(7)
Notes repaid on October 1, 2024.

3Q 2024 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,912	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,285	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,129,560	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,117	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,202,729	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,365	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,331,842	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		869,774	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		474,890	(2)
10.	Broadway Square	TX	Tyler	100.0%		613,181	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,262,065	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,378	07/30/26	(5)	7.15%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,378,541	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,486	(2)
15.	Coconut Point	FL	Estero	50.0%		1,124,008	10/01/26		3.95%	Fixed	168,635	84,318
16.	College Mall	IN	Bloomington	100.0%		579,688	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,264	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,252,841	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,809	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		936,599	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,510,856	01/05/27		3.11%	Fixed	363,399	181,700
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,513,782	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,236,026	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,168,365	12/01/25		4.31%	Fixed	170,535	170,535
25.	Falls, The	FL	Miami	50.0%		709,856	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,036,067	05/09/26	(5)(31)	6.05%	Fixed	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,298	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,719,758	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		994,906	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,727,027	02/09/27	(5)(32)	5.30%	Fixed	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		677,056	(2)
32.	Galleria, The	TX	Houston	50.4%		2,005,114	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,123	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,251,800	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,667,780	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,323,653	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,829	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,192,472	11/01/27		4.06%	Fixed	173,965	86,983
39.	Lenox Square	GA	Atlanta	100.0%		1,545,331	(2)

3Q 2024 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,063,692	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,848,779	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,160	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,505	(2)
44.	Meadowood Mall	NV	Reno	50.0%		929,923	12/01/26		5.76%	Fixed	102,098	51,049
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,262,720	(2)
46.	Miami International Mall	FL	Miami	95.0%		1,080,617	02/06/26	(5)	6.92%	Fixed	158,000	150,094
47.	Midland Park Mall	TX	Midland	100.0%		645,260	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		827,929	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,645,290	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,585,076	07/05/25		8.02%	Fixed	187,006	105,416
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,983	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,541	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,181	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		978,831	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		967,765	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,270	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		718,224	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,430	05/01/26		4.50%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,243,915	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,349,926	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,184,547	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,945	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,201	08/31/33		6.66%	Fixed	93,480	88,283
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		556,723	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		279,383	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,261,270	02/01/25		3.61%	Fixed	281,751	143,693
67.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,640	(2)
68.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,812	(2)
69.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,050	03/31/27		8.10%	Variable	160,750	40,188
70.	South Hills Village	PA	Pittsburgh	100.0%		1,126,902	(2)
71.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,669	(2)
72.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,162,050	(2)
73.	SouthPark	NC	Charlotte	100.0%		1,706,199	(2)
74.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,314	10/06/25		4.45%	Fixed	54,236	27,118
75.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
76.	St. Johns Town Center	FL	Jacksonville	50.0%		1,444,398	06/01/34		5.95%	Fixed	360,000	180,001
77.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,291,056	(2)
78.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,777	09/05/26		3.50%	Fixed	330,000	164,670
79.	Summit Mall	OH	Akron	100.0%		774,830	10/01/26		3.31%	Fixed	85,000	85,000

3Q 2024 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,262,453	(2)
81.	Tippecanoe Mall	IN	Lafayette	100.0%	864,871	(2)
82.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,455	(2)
83.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
84.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,178	(2)
85.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,363	(2)
86.	University Park Mall	IN	Mishawaka	100.0%	917,876	(2)
87.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,083,139	(2)
88.	West Town Mall	TN	Knoxville	50.0%	1,282,080	(2)
89.	Westchester, The	NY	White Plains (New York)	40.0%	804,731	02/01/30		3.25%	Fixed	400,000	160,000
90.	White Oaks Mall	IL	Springfield	88.6%	926,060	06/15/27		6.98%	Fixed	34,000	30,138
91.	Wolfchase Galleria	TN	Memphis	94.5%	1,149,773	11/01/26		4.15%	Fixed	155,152	146,612
92.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,152,096	12/01/33		6.71%	Fixed	294,000	147,000
93.	Woodland Hills Mall	OK	Tulsa	94.5%	1,238,831	(2)
	Total Mall Square Footage				106,110,495

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,752	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,606	02/24/27	(5)	7.20%	Variable	78,246	39,123
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,398	05/03/28	(25)	6.18%	Fixed	28,075	13,795
4.	Northgate Station	WA	Seattle	100.0%	416,953	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	947,462	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,302	05/01/28		3.85%	Fixed	50,402	50,402
	Total Lifestyle Centers Square Footage				3,300,473

3Q 2024 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,455	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	266,032	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,452	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,626	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,552	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,782	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,382	07/01/28		4.27%	Fixed	98,033	49,017
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,005	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,951	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,983	01/01/28		3.95%	Fixed	155,200	102,432
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,287	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,109	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,135	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,198	12/01/25		4.30%	Fixed	178,000	178,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	422,382	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,744	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	545,513	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,514	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,364	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,905	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,193	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington, DC)	100.0%	485,714	02/06/26		4.26%	Fixed	69,532	69,532
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,378	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,309	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,603	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,716	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,063	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,507	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,231	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,732	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,718	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,718	06/01/26	(8)	4.17%	Fixed	45,401	45,401
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,415	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,816	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,843	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,908	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,288	04/01/32		4.50%	Fixed	74,531	48,445
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)

3Q 2024 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	541,168	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,225	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,544	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,574	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,066	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,521	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	30,566	30,566
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	400,124	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,849	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,229	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,500	09/06/26	(9)	3.33%	Fixed	53,696	53,696
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	602,906	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,509	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,918	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	738,092	(2)
			San Antonio)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,532	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	448,460	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	328,078	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,169	10/06/24		4.06%	Fixed	86,481	51,889
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	460,391	(2)
60.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	354,779	10/01/32		6.25%	Fixed	71,000	35,500
61.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,706	06/16/28	(5)	7.85%	Variable	29,000	14,500
						06/16/28	(5)(29)	7.44%	Fixed	29,000	14,500
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,201	(2)
63.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%	338,472	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	405,942	11/06/24		4.32%	Fixed	115,000	40,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	444,960	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,374	(2)
67.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	519,177	02/06/26		4.23%	Fixed	185,000	185,000
68.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,189	(2)
69.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,658	(2)
70.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,966	(2)
	Total U.S. Premium Outlet Square Footage				30,816,685

3Q 2024 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,201	09/01/26		3.80%	Fixed	94,492	94,492
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,362	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,351,643	11/01/24		4.28%	Fixed	118,922	44,596
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,203	11/01/32		6.55%	Fixed	230,539	136,617
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,581	07/01/34		6.26%	Fixed	250,000	148,150
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,428	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,867,472	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,681,086	08/01/32		5.77%	Fixed	126,676	79,173
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,307,501	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,482	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,686	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		870,998	(2)
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,567,099	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,368,249	(2)
	Total The Mills Square Footage					21,310,991

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			852,129	360,814
	Total Other Properties Square Footage					10,439,539

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					171,978,183

3Q 2024 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	201,833	181,650
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	421,900	11/30/25	(14)	6.40%	Variable	100,979	50,490
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	09/01/31	(14)	4.74%	Fixed	88,785	44,393
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(5)(14)(25)	5.51%	Fixed	61,040	27,468
						12/01/27	(5)(14)(27)	5.83%	Fixed	61,040	27,468
	Canada Square Footage				1,620,200
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/25	(13)	7.13%	Variable	13,439	9,915
						06/11/25	(13)(28)	4.80%	Variable	89,289	65,877
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	105,271	94,744
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	55,805	39,343
	Germany Square Footage				191,500
	ITALY
9.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	5.83%	Variable	35,715	32,144
						03/31/27	(13)(25)	4.25%	Fixed	142,861	128,575
10.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	2.00%	Fixed	309,822	278,840
	Italy Square Footage				697,000
	JAPAN
11.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
12.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	74,903	29,961
13.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.31%	Variable	91,005	36,402
14.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
15.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	41,302	16,521
16.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	31,851	12,740
17.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
18.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(15)	0.37%	Fixed	35,002	14,001
						11/30/28	(15)	1.03%	Fixed	18,201	7,280
19.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	18,550	7,420
						11/30/24	(15)	0.58%	Variable	2,450	980
20.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.50%	Variable	43,402	17,361
	Japan Square Footage				3,910,000

3Q 2024 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	KOREA
21.	Busan Premium Outlets	Busan		50.0%	544,200	11/23/25	(16)	4.57%	Fixed	125,948	62,974
22.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
23.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	07/12/26	(16)	3.69%	Fixed	46,479	23,240
24.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/26	(16)	4.38%	Fixed	106,671	53,336
25.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/26	(16)	4.06%	Fixed	43,430	21,715
	South Korea Square Footage				2,191,100
	MALAYSIA
26.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
27.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	10/31/24	(17)	5.06%	Variable	2,427	1,214
	Malaysia Square Footage				586,900
	MEXICO
28.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
29.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	12.14%	Fixed	19,680	9,840
						06/20/28	(18)	13.89%	Variable	578	289
	Mexico Square Footage				607,800
	NETHERLANDS
30.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	312,508	281,257
						08/18/25	(13)(25)	4.55%	Fixed	187,505	88,620
31.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(5)(13)(26)	5.40%	Fixed	72,546	68,193
	Netherlands Square Footage				545,500
	SPAIN
32.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	5.54%	Fixed	70,872	32,679
	Spain Square Footage				191,000
	THAILAND
33.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	64,492	32,246
	Thailand Square Footage				264,000
	UNITED KINGDOM
34.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)	7.10%	Variable	27,713	12,471
						05/23/27	(21)(25)	4.29%	Fixed	110,853	49,884
35.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	87,022	20,223
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,898,000

	TOTAL SQUARE FOOTAGE				183,876,183

3Q 2024 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
						Debt Information
	Property Name	State	City (CBSA)	TRG Ownership	Total Square Feet	Maturity Date		Interest Rate(1)	Type	Indebtedness ($ in 000’s)
										Total	TRG Share
	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	780,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,038,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	05/01/29		7.63%	Fixed	70,000	70,000
4.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27	(5)(34)	6.87%	Fixed	1,000,000	1,000,000
5.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.44%	Fixed	188,219	96,046
6.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	02/01/33		6.52%	Fixed	180,000	180,000
8.	International Market Place	HI	Waikiki, Honolulu	93.5%	341,000	(2)
9.	International Plaza	FL	Tampa	50.1%	1,177,000	10/09/26	(5)(33)	6.07%	Variable	477,000	238,977
10.	Mall at Green Hills, The	TN	Nashville	100.0%	1,036,000	01/01/27	(5)(35)	6.76%	Fixed	150,000	150,000
11.	Mall at Millenia, The	FL	Orlando	50.0%	1,113,000	10/15/24		3.94%	Fixed	450,000	225,000
12.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,411,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
13.	Mall at University Town Center, The	FL	Sarasota	50.0%	867,000	11/01/26		3.40%	Fixed	270,312	135,156
14.	Mall of San Juan, The	PR	San Juan	95.0%	628,000	(2)
15.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/25	(5)	4.44%	Fixed	140,394	70,197
16.	Twelve Oaks Mall	MI	Novi	100.0%	1,517,000	03/06/28		4.85%	Fixed	268,184	268,184
17.	Waterside Shops	FL	Naples	50.0%	335,000	04/15/26		3.86%	Fixed	154,614	77,307
18.	Westfarms	CT	West Hartford	78.9%	1,268,000	09/06/28		7.80%	Fixed	242,000	191,035
19.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	5.00%	Fixed	111,564	27,891
20.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	4.95%	Fixed	122,873	30,104
21.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	225,437	110,464
22.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	450,874	77,325
	Total Taubman Realty Group Square Footage				22,561,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,222,686

	TRG – Corporate & Other
	TRG – $650M Revolving Credit Facility			100.0%		03/31/27	(5)	6.15%	Variable	65,000	65,000
	TRG – $65M Revolving Credit Facility			100.0%		04/19/25		6.25%	Variable	18,800	18,800
	Other			50.0%		11/01/27	(5)	7.13%	Variable	24,000	12,000
	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$95,800

3Q 2024 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of September 30, 2024
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2024: Overnight SOFR 4.84%; 1 month CME Term SOFR 4.8457%; 30 Day Average SOFR 5.1633%; 1M EURIBOR at 3.365%; 3M EURIBOR at 3.326%; 6M EURIBOR at 3.152%; 1M YEN TIBOR at 0.3418%; 6M YEN TIBOR at 0.4336%; 1M CORRA at 4.3%; Overnight SONIA 5.2000% and Cost of Funds Rate at 3.8173%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2024 and 2029, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 50.9 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 423.3 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 10.0 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 398.5 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.1 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.7 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 887.6 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 21, 2025.

(30)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2025.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 15, 2025.

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2025 .

(33)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until October 15, 2024.

(34)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until March 15, 2025.

(35)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until April 1, 2026.

3Q 2024 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2024 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2024		For the Three Months Ended September 30, 2023
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(16,205)	$354,272	$(14,106)	$344,374
Management fees and other revenues	—	—	—	—
Other income	(916)	43,712	(746)	62,625
Total revenue	(17,121)	397,984	(14,852)	406,999
EXPENSES:
Property operating	(3,204)	75,287	(2,782)	72,510
Depreciation and amortization	(6,211)	86,633	(5,531)	88,755
Real estate taxes	(594)	26,212	(621)	29,315
Repairs and maintenance	(397)	7,701	(358)	8,286
Advertising and promotion	(2,461)	9,428	(1,682)	8,923
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,173)	24,534	(1,491)	29,127
Total operating expenses	(15,040)	229,795	(12,465)	236,916
OPERATING INCOME BEFORE OTHER ITEMS	(2,081)	168,189	(2,387)	170,083
Interest expense	3,546	(82,443)	3,830	(80,792)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(418)	(85,746)(2)	(294)	(89,291)(2)
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	1,047	—	1,149	—
CONSOLIDATED NET INCOME	1,047	—	1,149	—
Net income attributable to noncontrolling interests	1,047	—(3)	1,149	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2024 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2024		For the Nine Months Ended September 30, 2023
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(46,638)	$1,046,551	$(41,597)	$1,027,127
Management fees and other revenues	—	—	—	—
Other income	(2,395)	132,010	(1,974)	173,690
Total revenue	(49,033)	1,178,561	(43,571)	1,200,817
EXPENSES:
Property operating	(9,309)	217,301	(7,829)	209,656
Depreciation and amortization	(15,722)	263,204	(14,870)	269,393
Real estate taxes	(1,810)	83,163	(1,816)	88,807
Repairs and maintenance	(1,251)	24,343	(1,056)	24,500
Advertising and promotion	(6,414)	29,691	(5,122)	27,514
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(6,105)	73,809	(5,186)	82,480
Total operating expenses	(40,611)	691,511	(35,879)	702,349
OPERATING INCOME BEFORE OTHER ITEMS	(8,422)	487,050	(7,692)	498,467
Interest expense	10,238	(248,505)	9,009	(237,492)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(83)	(238,545)(2)	(566)	(260,975)(2)
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	1,733	—	751	—
CONSOLIDATED NET INCOME	1,733	—	751	—
Net income attributable to noncontrolling interests	1,733	—(3)	751	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2024 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2024		As of September 30, 2023
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(589,263)	$10,194,677	$(545,471)	$10,223,004
Less – accumulated depreciation	(163,218)	4,250,513	(132,723)	4,089,306
	(426,045)	5,944,164	(412,748)	6,133,698
Cash and cash equivalents	(26,216)	588,044	(29,650)	673,773
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(7,401)	237,178	(8,704)	224,864
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(7,668)	(2,620,491)	(9,503)	(3,608,013)
Right-of-use assets, net	(857)	53,019	(865)	55,639
Investments held in trust – special purpose acquisition company	—	—	—	—
Deferred costs and other assets	(28,613)	1,223,906	(37,957)	2,189,189
Total assets	$(496,800)	$5,425,820	$(499,427)	$5,669,150
LIABILITIES:
Mortgages and unsecured indebtedness	$(233,494)	$6,480,573	$(213,973)	$6,714,017
Accounts payable, accrued expenses, intangibles, and deferred revenues	(27,364)	449,602	(44,858)	464,943
Cash distributions and losses in unconsolidated entities, at equity	—	(1,733,935)	—	(1,758,175)
Dividend payable	—	—	—	—
Lease liabilities	(857)	48,211	(865)	50,588
Other liabilities	(44,438)	181,369	(41,821)	197,777
Total liabilities	(306,153)	5,425,820	(301,517)	5,669,150
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(167,342)	—	(176,928)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(23,305)	—	(20,982)	—
Total equity	(23,305)	—	(20,982)	—
Total liabilities and equity	$(496,800)	$5,425,820	$(499,427)	$5,669,150

3Q 2024 SUPPLEMENTAL	44